Exhibit 10.1

                          TRANSFER OF SERVICE AGREEMENT

Spice Hot Entertainment, Inc., ("Former Customer"), having its principal place of business at 2706 Media Center Drive, Los Angeles, CA 90065, requests that Intelsat USA Sales Corp., as successor in right and interest to Loral SpaceCom Corporation, doing business as Loral Skynet(R) ("SKYNET"), transfer and assign the following service to Andrita Studios, Inc. ("New Customer"), having its principal place of business at 3030 Andrita St., Los Angeles, CA 90065.

Service to be transferred and assigned: Transponder Service, as described in Agreement T79903021 between SKYNET and Cattle Entertainment Group, Inc. dated effective February 8, 1999 and later transferred to Former Customer by a Transfer of Service Agreement dated effective as of July 6, 2001 (the "Agreement"). The Agreement was then modified by a letter agreement between Former Customer and SKYNET dated February 28, 2002, which letter agreement stated the Service had been moved from the satellite then known as Telstar 5 (now IA5) to Telstar 7 (now IA7), and that the end of life for IA7 replaced the end of life date for IA5 in the Agreement. Service under this Agreement consists of one 36MHz 20W C-band Fully Protected transponder (the "Service") on transponder C-5 of the IA-7 satellite, which Service shall continue through the end or life of IA7, which is currently estimated to be on or about October 31, 2014.

The transfer and assignment will be effective as of October 1, 2004. This Transfer of Service Agreement acknowledges that New Customer agrees to assume all obligations of Former Customer at the time of transfer and that New Customer, through its parent, Playboy Entertainment Group, Inc. will make all payments pursuant to the Agreement. These obligations may include and era not limited to: (1) all outstanding indebtedness for the Service, (2) the unexpired portion of the original term of Service and revenue commitment(s), and (3) any unexpired termination liability(ies). Notwithstanding the foregoing, Former Customer agrees to remain jointly and severally liable with New Customer for any and all payment obligations assumed by New Customer hereunder.

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FORMER CUSTOMER                                         NEW CUSTOMER
By: /s/ Alexandra Shepard                               By: /s/ Alexandra Shepard
    (Signature of Authorized Representative)                (Signature of Authorized Representative)

Print: Alexandra Shepard                                Print: Alexandra Shepard

Title: SVP                                              Title:  VP

Date: 10-26-04                                          Date: 10-26-04

Agreed to by Intelsat USA Sales Corp.:


By: /s/ Stephen R. Spengler
     (Signature of Authorized Representative)

Print: Stephen R. Spengler

Title: President, Intelsat USA Sales Corp.

Date: 10-28-04
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